Exhibit 99.1

November 20, 2019	For more information:
Linda L. Tasseff
FOR IMMEDIATE RELEASE	Director, Investor Relations
(904) 858-2639
ltasseff@steinmart.com

Stein Mart, Inc. Reports Third Quarter Fiscal 2019 Results

•	Comparable sales were essentially flat, improving 250 basis points from the first half of the year
•	Net loss lowered 26 percent to $12.1 million, or $0.25 per share
•	Outstanding debt reduced $20.6 million compared to end of third quarter of 2018

JACKSONVILLE, Fla. – Stein Mart, Inc. (NASDAQ: SMRT) today announced financial results for the third quarter ended November 2, 2019.

Operating loss for the third quarter was $9.6 million for 2019 compared to an operating loss of $13.1 million for 2018. Net loss for the third quarter was $12.1 million or $0.25 per diluted share for 2019 compared to net loss of $16.3 million or $0.35 per diluted share for 2018.

“We saw a marked improvement in our sales trend in the third quarter. Comparable sales improved 250 basis points from the first half of the year to essentially flat, driven by incremental sales from the launch of our Kids department and a double-digit increase in omni sales,” said Hunt Hawkins, Chief Executive Officer. “Our new fall initiatives are gaining traction and will continue to have a positive impact on our performance in the fourth quarter.”

Net Sales

Net sales for the third quarter of 2019 were $276.1 million compared to $279.0 million for the third quarter of 2018. Net sales were impacted by fewer stores operating during the quarter. Comparable sales for the third quarter of 2019 decreased 0.1 percent (see Note 2). Omni sales, defined as all online sales regardless of fulfillment channel, increased 18 percent over last year’s third quarter.

For the first nine months of 2019, net sales decreased 3.7 percent to $882.7 million while comparable sales decreased 1.9 percent to last year. Net sales were impacted by comparable sales results and fewer stores operating during the year. Omni sales increased 13 percent over last year’s first nine months.

Gross Profit

Gross profit for the third quarter of 2019 was $69.4 million or 25.1 percent of sales compared to $69.8 million or 25.0 percent of sales in 2018. For the first nine months, gross profit was $231.5 million or 26.2 percent of sales in 2019 compared to $245.1 million or 26.7 percent of sales in 2018. The decrease in the gross profit rate for the first nine months of 2019 primarily reflects higher markdowns as a percent of sales taken during the first half of the year.

Selling, General and Administrative Expenses

Selling, general and administrative (“SG&A”) expenses for the third quarter were $83.3 million in 2019 compared to $86.6 million in 2018. SG&A expenses for the third quarter of 2019 include a $1.9 million benefit from a Visa/MasterCard claim settlement. SG&A expenses for the third quarter of 2018 include $1.1 million in advisory fees for the extension of our credit agreements and $0.7 million in hurricane-related expenses. (See Note 1.) Excluding these items from both periods, SG&A expenses were $85.2 million in 2019 and $84.8 million in 2018.

For the first nine months, SG&A expenses were $247.9 million in 2019 and $258.1 million in 2018. Excluding the discrete items mentioned above from both periods, SG&A expenses were $249.8 million in 2019 and $256.3 million in 2018. The decrease in SG&A expenses was primarily from lower store-related expenses, including the impact of closed stores, partially offset by higher advertising expenses for planned additional branded television.

Balance Sheet

Inventories were $307.1 million at the end of the third quarter of 2019 compared to $305.0 million at the same time last year. Inventories at the end of the third quarter of 2019 included amounts to support our new Kids department. Excluding the impact of Kids, average inventories per store were down slightly to last year.

Debt decreased $20.6 million to $171.0 million at the end of the third quarter of 2019 compared to $191.6 million at the end of the third quarter of 2018. Unused availability under our credit facility increased $12.1 million to $87.0 million at the end of the third quarter of 2019 compared to $74.9 million at the end of the third quarter of 2018. At the end of the third quarter of 2019, we had an additional $12.6 million available to borrow that would be collateralized by life insurance policies.

Store Activity

We had 283 stores at the end of the third quarter of 2019 compared to 288 at the end of the third quarter of 2018. We closed five stores during the first nine months of 2019, which completes our store plans for the year.

Fourth Quarter 2019 Outlook

Based on our results through the third quarter, we are projecting fourth quarter operating income influenced by the following factors:

•	We anticipate a flat to low single-digit increase in comparable sales impacted by our fall sales-driving initiatives
•	We expect our gross profit rate to be slightly lower than last year’s improved rate
•	Excluding a $3.3 million benefit in last year’s fourth quarter related to a change in vacation policy, SG&A expenses are expected to be slightly lower than in last year’s fourth quarter

Lease Accounting

We adopted the new lease accounting standard during the first quarter of 2019. The new standard required us to recognize right-of-use assets and lease liabilities for operating leases on the Consolidated Balance Sheet.

Prior Year Financial Statements

Prior year amounts in the attached financial statements have been revised to reflect a correction to the impairment of fixed assets, as described in Note 2 to the financial statements included in our Form 10-Q for first quarter of 2019.

Filing of Form 10-Q

Reported results are preliminary and not final until the filing of our Form 10-Q for the fiscal quarter ended November 2, 2019 with the Securities and Exchange Commission (“SEC”), and therefore remain subject to adjustment.

Conference Call

A conference call to discuss the Company’s third quarter results will be held at 4:30 p.m. ET on November 20, 2019. The call may be heard on the Company’s investor relations website at http://ir.steinmart.com. A replay of the conference call will be available on the website through December 31, 2019.

Investor Presentation

Stein Mart’s third quarter 2019 investor presentation has been posted to the investor relations portion of the Company’s website at http://ir.steinmart.com.

About Stein Mart

Stein Mart, Inc. is a national specialty omni off-price retailer offering designer and name-brand fashion apparel for him, for her and now for Kids!, home décor, accessories and shoes at everyday discount prices. Stein Mart provides real value that customers love every day. The company operates 283 stores across 30 states. For more information, please visit www.SteinMart.com.

Cautionary Statement Regarding Forward-Looking Statements

Except for historical information contained herein, the statements in this release may be forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company does not assume any obligation to update or revise any forward-looking statements even if experience or future changes make it clear that projected results expressed or implied will not be realized. Forward-looking statements involve known and unknown risks and uncertainties that may cause Stein Mart’s actual results in future periods to differ materially from forecasted or expected results. Those risks include, without limitation: dependence on our ability to purchase merchandise at competitive terms through relationships with our vendors and their factors, consumer sensitivity to economic conditions, competition in the retail industry, changes in fashion trends and consumer preferences, ability to implement our strategic plans to sustain profitable growth, effectiveness of advertising and marketing, capital availability and debt levels, ability to negotiate acceptable lease terms with current and potential landlords, ability to successfully implement strategies to exit under-performing stores, extreme and/or unseasonable weather conditions, adequate sources of merchandise at acceptable prices, dependence on certain key personnel and ability to attract and retain qualified employees, increases in the cost of compensation and employee benefits, impacts of seasonality, disruption of the Company’s distribution process, dependence on imported merchandise, information technology failures, data security breaches, single supplier for shoe department, single provider for Ecommerce website, acts of terrorism, ability to adapt to new regulatory compliance and disclosure obligations, material weaknesses in internal control over financial reporting and other risks and uncertainties described in the Company’s filings with the SEC.

Stein Mart, Inc.

Consolidated Statements of Loss

(Unaudited)

(In thousands, except per share amounts)

	13 Weeks Ended November 2, 2019	13 Weeks Ended November 3, 2018	39 Weeks Ended November 2, 2019	39 Weeks Ended November 3, 2018

Net sales	$276,132	$279,047	$882,658	$916,511
Other revenue	4,291	3,814	13,479	11,765

Total revenue	280,423	282,861	896,137	928,276
Cost of merchandise sold	206,721	209,286	651,122	671,426
Selling, general and administrative expenses	83,285	86,626	247,891	258,071

Operating loss	(9,583)	(13,051)	(2,876)	(1,221)
Interest expense, net	2,306	3,078	7,024	8,406

Loss before income taxes	(11,889)	(16,129)	(9,900)	(9,627)
Income tax expense	203	171	308	291

Net loss	$(12,092)	$(16,300)	$(10,208)	$(9,918)

Net loss per share:
Basic and diluted	$(0.25)	$(0.35)	$(0.22)	$(0.21)

Weighted-average shares outstanding:
Basic and diluted	47,545	46,743	47,354	46,674

Stein Mart, Inc.

Consolidated Balance Sheets

(Unaudited)

(In thousands, except for share and per share data)

	November 2, 2019	February 2, 2019	November 3, 2018

ASSETS
Current assets:
Cash and cash equivalents	$12,953	$9,049	$13,884
Inventories	307,124	255,884	305,010
Prepaid expenses and other current assets	23,368	28,326	35,638

Total current assets	343,445	293,259	354,532
Property and equipment, net	108,781	119,740	129,683
Operating lease assets	361,168	-	-
Other assets	25,949	24,108	24,594

Total assets	$839,343	$437,107	$508,809

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$126,541	$89,646	$122,019
Current portion of operating lease liabilities	80,936	-	-
Accrued expenses and other current liabilities	80,223	77,650	82,043

Total current liabilities	287,700	167,296	204,062
Long-term debt	170,292	153,253	190,657
Deferred rent	-	39,708	40,558
Noncurrent operating lease liabilities	316,890	-	-
Other liabilities	32,554	33,897	35,982

Total liabilities	807,436	394,154	471,259

COMMITMENTS AND CONTINGENCIES
Shareholders’ equity:
Preferred stock - $.01 par value; 1,000,000 shares authorized; no shares issued or outstanding
Common stock - $.01 par value; 100,000,000 shares authorized; 48,194,610, 47,874,286 and 47,898,068 shares issued and outstanding, respectively	482	479	479
Additional paid-in capital	61,504	60,172	59,009
Retained deficit	(30,283)	(17,951)	(21,706)
Accumulated other comprehensive income (loss)	204	253	(232)

Total shareholders’ equity	31,907	42,953	37,550

Total liabilities and shareholders’ equity	$839,343	$437,107	$508,809

Stein Mart, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	39 Weeks Ended November 2, 2019	39 Weeks Ended November 3, 2018

Cash flows from operating activities:
Net loss	$(10,208)	$(9,918)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	21,220	23,799
Share-based compensation	1,348	2,973
Store closing benefits	(31)	(180)
Impairment of property and other assets	11	693
Loss on disposal of property and equipment	44	137
Changes in assets and liabilities:
Inventories	(51,240)	(34,773)
Prepaid expenses and other current assets	4,159	(9,018)
Other assets	(5,348)	(1,882)
Accounts payable	36,976	2,559
Accrued expenses and other current liabilities	1,046	3,977
Operating lease assets and liabilities, net	(3,640)	-
Other liabilities	(4,197)	(3,928)

Net cash used in operating activities	(9,860)	(25,561)

Cash flows from investing activities:
Net acquisition of property and equipment	(5,145)	(7,379)
Proceeds from canceled corporate owned life insurance policies	2,900	2,514
Proceeds from insurance claims	82	296

Net cash used in investing activities	(2,163)	(4,569)

Cash flows from financing activities:
Proceeds from borrowings	305,032	1,033,415
Repayments of debt	(288,132)	(997,990)
Debit issuance costs	-	(1,146)
Cash dividends paid	(91)	(147)
Capital lease payments	(869)	(551)
Proceeds from exercise of stock options	107	90
Repurchase of common stock	(120)	(57)

Net cash provided by financing activities	15,927	33,614

Net increase in cash and cash equivalents	3,904	3,484
Cash and cash equivalents at beginning of year	9,049	10,400

Cash and cash equivalents at end of period	$12,953	$13,884

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

We report our consolidated financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP financial measures provide users of the Company’s financial information with additional useful information in evaluating operating performance.

Note 1: Adjusted EBITDA

EBITDA is defined as earnings before interest, income taxes, depreciation and amortization. EBITDA is not a measure of financial performance under GAAP. However, we present EBITDA in this release because we consider it to be an important supplemental measure of our performance and because it is frequently used by analysts, investors and others to evaluate the performance of companies. EBITDA is not calculated in the same manner by all companies. EBITDA should be used as a supplement to results of operations and cash flows as reported under GAAP and should not be considered to be a more meaningful measure than, or an alternative to, measures of operating performance as determined in accordance with GAAP.

The following table shows the Company’s reconciliation of net loss to EBITDA and Adjusted EBITDA, which are considered Non-GAAP financial measures. Adjusted EBITDA excludes certain non-cash items (impairment charges) and amounts incurred with significant transactions or events that we believe are not indicative of our core operating performance.

	13 Weeks Ended		39 Weeks Ended
	Nov. 2, 2019	Nov. 3, 2018	Nov. 2, 2019	Nov. 3, 2018
Net loss	$(12,092)	$(16,300)	$(10,208)	$(9,918)
Add back amounts for computation of EBITDA:
Interest expense, net	2,306	3,078	7,024	8,406
Income tax expense	203	171	308	291
Depreciation and amortization	7,097	7,975	21,220	23,799

EBITDA	(2,486)	(5,076)	18,344	22,578
Adjustments:
Visa/MasterCard claim settlement	(1,946)	-	(1,946)	-
Credit agreements extension fees	-	1,100	-	1,100
Hurricane related expenses, net of insurance recoveries	-	718	-	718
Non-cash impairment charges	-	4	11	693
Expense related to legal settlements	13	96	15	139
New store pre-opening costs	-	373	-	664

Total adjustments	(1,933)	2,291	(1,920)	3,314

Adjusted EBITDA	$(4,419)	$(2,785)	$16,424	$25,892

Note 2: Changes in Comparable Sales

Management believes that providing calculations of changes in comparable sales including and excluding sales from licensed departments assists in evaluating the Company’s ability to generate sales growth, whether through owned businesses or departments licensed to third parties. The following table shows the Company’s reconciliation of these calculations.

	13 Weeks Ended		39 Weeks Ended
	November 2, 2019		November 2, 2019
Increase/(decrease) in comparable sales excluding sales from licensed departments (1)	0.2%		(2.3%	)
Impact of comparable sales of licensed departments (2)	(0.3%	)	0.4%

Decrease in comparable sales including sales from licensed departments	(0.1%	)	(1.9%	)

(1)

Represents the period-to-period percentage change in net sales from stores open throughout the period presented and the same period in the prior year and all online sales of steinmart.com, excluding commissions from departments licensed to third parties.

(2)

Represents the impact of including sales of departments licensed to third parties throughout the period presented and the same period in the prior year and all online sales of steinmart.com in the calculation of comparable sales. The Company licenses its shoe and vintage handbag departments in its stores and online to third parties and receives a commission from these third parties based on a percentage of their sales. In these financial statements prepared in conformity with GAAP, the Company includes commissions (rather than sales of the departments licensed to third parties) in its net sales. The Company does not include the commission amounts from licensed department sales in its comparable sales calculations.